Exhibit 99.2

Seagate Announces Offering of Senior Unsecured Notes

FREMONT, CA — June 3, 2020 — Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology plc (NASDAQ: STX) (“Seagate”), today announced that it intends, subject to market and other conditions, to offer senior notes due 2031 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions under Regulation S under the Securities Act. The Notes are expected to be guaranteed by Seagate.

The Company intends to use the net proceeds from the offering of the Notes, together with cash on hand, to finance the cash consideration it will deliver in connection with concurrent tender offers (the “Tender Offers”) to purchase for cash up to $225 million in aggregate principal amount of its outstanding 4.750% Senior Notes due 2023 (“2023 Notes”) and up to $275 million in aggregate principal amount of its outstanding 4.250% Senior Notes due 2022 (“2022 Notes”), subject to a maximum aggregate principal amount of $500 million. Any remaining net proceeds will be used for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business. The offering of the Notes is not contingent on any minimum participation in the Tender Offers. The Tender Offers are only being made pursuant to a separate offer to purchase and nothing contained herein shall constitute an offer to purchase or the solicitation of an offer to sell the 2022 Notes or the 2023 Notes.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Seagate

Seagate crafts the datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered data management solutions with a focus on sustainable partnerships.

© 2020 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the terms and conditions of, and completion of, the offering of the Notes and the use of proceeds therefrom, each as described above. The Company cannot assure that the offering will be consummated, nor can it guarantee the size or terms of the offering. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue”, “can”, “could” or the negative of these words, variations of these words and comparable terminology. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.